EXHIBIT 10.4

SUPPLIER AGREEMENT

Dated as of Feb 8, 2007, between Kreisler Industrial Corporation, a NJ corporation (“Supplier”), and Citibank, N.A., a national banking association (“Citibank”).

BACKGROUND

A. From time to time Supplier enters into commercial trade transactions with various buyers identified on Schedule I hereto (each, a “Buyer”) for the sale of goods and/or services, resulting in payment obligations and accounts receivable owed by the respective Buyers to Supplier.

B. To facilitate the processing of such payment obligations and accounts receivable, Supplier and Buyers intend to utilize a certain computerized settlement system, including related services, equipment and software (as further defined in Annex A and, collectively, the “Orbian System”) established by Orbian Management Limited and its affiliates (collectively, “Orbian”).

C. Orbian has granted Citibank a license with respect to the Orbian System pursuant to a License and Services Agreement, dated as of March 17, 2004, between such parties (as amended from time to time, the “License Agreement”, a copy of which is available to Supplier upon request). Citibank is prepared to provide Supplier with a sublicense with respect thereto, subject to the terms and conditions set forth in Annex A hereto.

D. From time to time, Supplier wishes to sell to Citibank, and Citibank wishes to purchase from Supplier, accounts receivable that are processed through the Orbian System (“Receivables”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, conditions, representations and warranties contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Supplier and Citibank agree as follows:

ARTICLE I: DEFINITIONS

In this Agreement:

“Agreement” means this Supplier Agreement, including all Schedules and Annexes hereto, as such may be amended from time to time in accordance with its terms.

“Business Day” means a day on which The Federal Reserve Bank of New York is open for business.

“Discount Offer” has the meaning set forth in Section 2.1.

“Losses” shall mean any claims, liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees and disbursements, other dispute resolution expenses (including reasonable fees and expenses in preparation for a defense of any investigation, litigation or proceeding) and costs of collection.

“Party” or “Parties” means each or both of Supplier or Citibank, as the context requires.

“Payment Notification” means, with respect to a Receivable, the notification sent by Citibank, in its capacity as paying agent for Buyer (“paying agent”), to Supplier through the Orbian System, notifying Supplier that Buyer has instructed its paying agent to make payment from Buyer’s account of a specified amount on a specified date in full payment of such Receivable.

“Discount Proceeds” has the meaning set forth in Section 2.1.

ARTICLE II: RECEIVABLES SALE AND PURCHASE

2.1 Discount Offer. Upon receipt of a Payment Notification, Supplier is deemed to automatically offer to sell to Citibank the Receivables (a “Discount Offer”) described in such Payment Notification at a price (the “Discount Proceeds”) equal to (x) the face amount of the Receivables specified in the Payment Notification, decreased by (y) the applicable Discount Charge, and other fees and charges (as further described in Article IV and Schedule I hereto.) Subject to Section 2.4, any sales under this Agreement shall be on a non-recourse basis to Supplier. This offer shall be communicated to Citibank via a Discount Offer issued automatically by the Orbian System.

2.2 Discount Acceptance. Citibank, at its option, may accept Supplier’s offer by purchasing the Receivables on or before the close of business on the second Business Day following its receipt of the Discount Offer (the “Discount Offer Period”), by depositing the Discount Proceeds therefore in Supplier’s designated bank account. If Citibank has not deposited the Discount Proceeds with respect to a Receivable by the end of the applicable Discount Offer Period (unless otherwise notified in writing by Citibank of an extension, not to exceed 2 Business Days), the offer shall be deemed not accepted by Citibank and rescinded by Supplier, it being understood that if such Discount Offer is not issued by Supplier or accepted by Citibank, Citibank (in its capacity as Buyer’s paying agent) will make payment to Supplier’s designated bank account on the payment date specified in the Payment Notification solely from funds deposited therein by the relevant Buyer. Citibank may elect to not accept any Discount Offer, based on a consideration of the following factors: (a) the Discount Offer is for Receivables belonging to a Buyer that is (i) the subject of bankruptcy, insolvency or similar proceedings, (ii) in breach of its financial obligations, or (iii) deemed by Citibank, in its sole discretion, to be undergoing material adverse changes; or (b) Supplier is (i) the subject of bankruptcy, insolvency or similar proceedings, (ii) in breach of its financial obligations, or (iii) in breach of any representations, warranties or covenants set forth in this Agreement.

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2.3 Receivables Purchase. (a) Supplier hereby agrees that, simultaneously with Citibank’s deposit in Supplier’s designated bank account of the Discount Proceeds set forth in the Discount Offer, Supplier will be deemed to have (i) transferred to Citibank all of Supplier’s present and future right, title and interest in, to and under the Receivables to which such Discount Offer relates, and (ii) provided notice to Citibank, as Buyer’s paying agent, of Supplier’s designation of Citibank as the business entity to receive payment of the amount specified in Buyer’s Payment Notification with respect to such Receivables. No further writing shall be necessary to evidence such transfer of ownership. Notwithstanding the foregoing, Supplier agrees to sign all such other documents, and take all such further actions, as Citibank may reasonably request from time to time to evidence this transfer of ownership.

(b) Supplier hereby agrees that its obligations under this Agreement and any Discount Offers issued by it shall not be affected by the invalidity, unenforceability, existence, performance or non-performance of the relevant underlying transaction, which (and any liability for which) shall be between Supplier and the relevant Buyer only.

(c) It is the intention of Supplier and Citibank that each purchase and sale of Receivables pursuant to this Article II shall constitute a true sale, which sale will be absolute and irrevocable and provide Citibank with the full benefits of ownership of such Receivables. The sale of Receivables hereunder is made without recourse to Supplier, provided, however, that such sale does not constitute and is not intended to result in an assumption by Citibank of any obligation of Supplier or any other person arising in connection with the Receivables or any other obligations of Supplier.

2.4 Representations and Warranties. Supplier hereby agrees that, by issuing a Discount Offer with respect to any Receivable, Supplier will be deemed to have made each of the following representations and warranties, both as of the date of the Discount Offer and as of the date such offer is accepted by Citibank pursuant to Section 2.2:

(a) Each such Receivable (i) is the exclusive property of Supplier, free and clear of all security interests, liens or claims of any kind; (ii) is based on a sale of goods and/or services that have been delivered to and accepted by the relevant Buyer, and complies with all applicable legal requirements; (iii) to the best of Supplier’s knowledge, constitutes a valid, binding and unconditional obligation of the relevant Buyer to pay the full amount of such Receivable, free of any defense, set-off or counterclaim; and (iv) to the best of Supplier’s knowledge, is not disputed by Buyer or any other person, and is not the subject of any legal or arbitral proceeding; and

(b) The representations and warranties of Supplier in connection with the Sublicense, as set forth in Annex A, are incorporated by reference in this Section 2.4

2.5 Covenants. Supplier hereby covenants and agrees with Citibank as follows:

(a) Maintenance and Access to Books and Records. Supplier shall maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables hereunder, and with respect to compliance of the underlying commercial transactions with applicable laws and regulations. Supplier shall retain each record required to be maintained under this Section 2.5(a) during the term of this Agreement and, if applicable, for such longer period as may be required by law or regulation. Supplier shall make such procedures, documents, books, records and other information available to Citibank and its agents, representatives and relevant authorities upon request, and shall allow copies or extracts thereof to be made, as Citibank deems necessary. To the extent that Citibank has purchased Receivables pursuant to this Article II, Supplier (i) will mark its master data processing records relating to such Receivables with a legend properly evidencing that Citibank has purchased such Receivables as provided in this Agreement, and (ii) at Citibank’s request, will transfer possession to Citibank of all receipts, order slips, acceptances, and other records or documentation in Supplier’s possession pertaining to the sale of goods and/or services to which such Receivables relate.

(b) Compliance with Contracts. Supplier shall, at its expense, timely and fully perform and comply with all material provisions required to be observed by it under the contracts related to the Receivables.

(c) Financing Statements. Supplier hereby irrevocably authorizes Citibank, in its sole discretion, to file one or more financing statements (and other similar instruments) and amendments thereto, relative to all or any part of the Receivables purchased by Citibank as contemplated by this Agreement, without the signature of Supplier, to the extent permitted by applicable law. If not so permitted by applicable law, or in such other circumstances as Citibank may reasonably request, Supplier will execute and file any such financing statements and amendments thereto, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Citibank’s ownership interest in such Receivables.

(d) Data. If Supplier provides Citibank with personal data about itself or its authorized users, Supplier warrants that such data has been given with the consent of each individual and in compliance with applicable personal data protection and privacy legislation. Supplier consents to the disclosure by Citibank of such data to Buyers to the extent such data is needed in connection with the delivery of Payment Notification.

(e) Other. The covenants and agreements of Supplier set forth in connection with the Sublicense, as set forth in Annex A, are incorporated by reference in this Section 2.5.

ARTICLE III: SUBLICENSE TO THE ORBIAN SYSTEM

3.1 Sublicense. The terms and provisions of Annex A are an integral part of this Agreement, and Annex A is incorporated herein by reference in its entirety.

ARTICLE IV: FEES AND CHARGES

4.1 Fees and Charges. From time to time, Citibank will provide to Supplier a pricing schedule that discloses the licensing fee, the method used to calculate the applicable Discount Charge and other fees and charges (the “Pricing Schedule”). Citibank’s agreement to purchase Receivables of a particular Buyer shall be subject to the terms of the Pricing Schedule. The Pricing Schedule shall be valid for 12 months from the effective date specified therein and is subject to change by Citibank in its sole discretion at any time upon 30 days’ written notice to Supplier; provided, however, that any such changes shall not affect the Discount Charge applicable to purchases scheduled for consummation pursuant to any Discount Offer then outstanding. The initial Pricing Schedule is set forth as Schedule I hereto.

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ARTICLE V: MISCELLANEOUS

5.1 Waivers; Severability. No delay or failure of any Party hereto in exercising any right, privilege or option under this Agreement shall operate as a waiver of such or of any other right, privilege, or option. If any provision of this Agreement is or becomes illegal or invalid under any applicable law, the validity of the remaining provisions shall not be affected thereby.

5.2 Limitation on Liability. (a) Citibank shall be entitled to rely on any communication sent by Supplier, irrespective of any error or fraud contained in the communication or the identity of the individual who sent the communication, and shall not be liable for any action taken or omitted in reliance on any notice, direction, consent, certificate, affidavit, statement, designation or other paper or document reasonably believed by it to be genuine and to have been duly and properly signed or presented to it by Supplier.

(b) Except for liabilities to third parties relating to defense and indemnification obligations hereunder, neither Party shall be liable to the other Party or responsible for any loss of business or profits, revenue or goodwill, or any indirect or consequential, special, exemplary or punitive losses or damages, whether arising from negligence, breach of contract or otherwise, even if informed of the possibility of those losses or damages.

(c) Citibank shall not be liable for any Losses arising out of or relating to any of its actions or omissions to act hereunder, except to the extent that any such Losses are caused by Citibank’s willful misconduct, fraud or negligence.

(d) Neither Party shall be deemed to be in default of any of the obligations required to be performed by it under this Agreement to the extent that performance thereof is delayed, hindered or becomes impossible because of any act of God or public enemy, hostilities, war (declared or undeclared), guerilla activities, terrorist activities, act of sabotage, blockade, earthquake, flood, land slide, avalanche, tremor, ground movement, hurricane, storm, explosion, fire, labor disturbance, riot, insurrection, strike, sickness, accident, civil commotion, epidemic, act of government or its agencies or officers, power interruption or transmission failure or any other cause beyond the reasonable control of such Party.

5.3 No Implied Duties. Citibank shall be obliged to perform such duties and only such duties as are specifically set forth herein, and no implied duties or responsibilities shall be read or implied into this Agreement against Citibank. Notwithstanding any other provision elsewhere contained in this Agreement, Citibank shall have no duties or obligations hereunder to any person or entity other than Supplier and, without limiting the foregoing, does not assume any obligation or relationship of agency or trust hereunder for, or with, Orbian, Supplier, Buyers, or any other persons.

5.4 No Assignment. Neither Supplier nor Citibank may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party; provided, however, that Citibank may assign its rights and obligations under this Agreement in whole or in part to any of its subsidiaries or affiliates upon written notice to Supplier.

5.5 Termination. Either Party hereto may terminate this Agreement at any time and with immediate effect upon 30 days’ prior written notice to the other Party; provided, however, that either Party may terminate this Agreement with immediate effect upon 5 days’ prior written notice if the other Party is in breach of, or fails to perform any of its material obligations under, this Agreement. Upon notice of termination, Supplier shall no longer issue Discount Offers to Citibank and Citibank will no longer accept Discount Offers from Supplier.

5.6 Survival. If this Agreement is terminated in accordance with Section 5.5, then this Agreement shall become null and void and of no further force and effect, except that all confidentiality, security, indemnity, payment and reimbursement obligations and all limitation of liability provisions contained in this Agreement shall survive and remain in full force and effect notwithstanding such termination and the payment of all amounts owing hereunder.

5.7 Governing Law; Jurisdiction. This Agreement is governed by the laws of the State of New York. The Parties agree that any New York State court or Federal court sitting in New York City or an appellate court having appellate jurisdiction over such courts has non-exclusive jurisdiction to settle any disputes in connection with this Agreement, and submit to the jurisdiction of those courts. Each Party waives any right to immunity from jurisdiction to which it may be entitled (including, to the extent applicable, immunity from pre-judgment attachment and post-judgment attachment and execution.)

5.8 Waiver of Jury Trial. The Parties waive any rights they may have to a jury trial of any claim or cause of action based on or arising from this Agreement.

5.9 Notices. Except as otherwise expressly contemplated herein, all notices pursuant to this Agreement shall be in writing, duly signed by the Party giving such notice, and shall be delivered, faxed or mailed by registered or certified mail, as follows:

If given to Supplier: Kreisler Ind. Corp. 180 Van Riper Ave. Elmwood Park, NJ Telephone: 20l-79l-0700 Fax: 201-791-8015 Attention: Ned Stern	If given to Citibank: Citibank, N.A. 388 Greenwich Street New York, New York 10013 Telephone: 212-816-7019 Fax: 212-816-2265 Attention: Deborah Bennett

5.10 Entire Agreement; No Third Party Beneficiaries; Amendments. (a) This Agreement embodies the entire agreement between Supplier and Citibank relating to the subject matter hereof, and supersedes all prior agreements relating to this subject matter.

(b) Except as otherwise expressly set forth in Annex A, this Agreement shall not be construed to confer any right, benefit, remedy or claim upon any person or entity other than Supplier and Citibank and their respective successors and permitted assigns. All amendments and waivers to this Agreement must be in writing and signed by or on behalf of each of the Parties.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, which taken together shall constitute a single copy of this Agreement.

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IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement as of the date and year first above written.

CITIBANK, N.A.

By:	/s/ Edward A. Stern	By:	/s/ Deborah Bennett
Name:	Edward A. Stern	Name:	Deborah Bennett
Title:	Co-President & CFO	Title:	Director

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SCHEDULE I to the

SUPPLIER AGREEMENT

SUPPLIER PRICING SCHEDULE

Supplier Name: Kreisler Industrial Corporation

Control Number (to be completed by Citibank):

Buyer: UTC

A. Receivables Discounting Fees and Charges

“ Discount Charge” for each Discount Offer is defined as the Payment Amount multiplied by the Discount Rate;

Discount Charge = Payment Amount x Discount Rate.

Where:

“Payment Amount” is the face amount of Receivables due from a Buyer on the specified date, as contained in the Payment Notification.

“Discount Rate” means the rate percent per annum calculated as the sum of the LIBOR prevailing on that day and the Spread, multiplied by the Discount Acceptance Period and divided by 360:

Discount Rate = (LIBOR + Spread) x (Discount Acceptance Period / 360).

“Spread” is equal to 1.25% per annum.

“LIBOR” (London Inter-Bank Offering Rate) is the three-month US-dollar LIBOR, as quoted that day by the British Banking Association and published the following day in the Wall Street Journal.

“Discount Acceptance Period” is the number of days in the period starting from (and including) the date two Business Days after the Discount Offer Date until (but excluding) the Payment Due Date.

“Discount Offer Date” means the date that the Orbian System processes each Discount Offer.

“Payment Due Date” means the date of payment by a Buyer of the Payment Amount as specified in the Payment Notification.

B. Effective Date:

1)	Effective date is the date the Agreement was executed.

2)	The above pricing is valid from 12 months of the effective date and is subject to change at Citibank’s discretion subject to 30 days’ notification.

C. Buyer:

1)	For purpose of this Agreement, “Buyer” shall mean UTC and any other customers of Supplier that Citibank and Supplier agree to add to this Agreement.

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i

ANNEX A to the

SUPPLIER AGREEMENT

SUBLICENSE OF THE ORBIAN SYSTEM

Terms and Conditions

ARTICLE I: DEFINITIONS

In this Annex:

“Agreement” means the Supplier Agreement between the Parties hereto, to which this Annex A is attached and is deemed to be a part thereof for all purposes.

“Equipment” means all equipment provided by or on behalf of Orbian, directly or indirectly through Citibank, to Supplier for the purpose of accessing or using the Orbian System, including all authentication products.

“Intellectual Property Rights” means all rights in inventions, patents, copyrights, design rights, database rights, trade marks and trade names, service marks, trade secrets, know-how and other intellectual property rights (whether registered or unregistered) and all applications and rights to apply for any of them anywhere in the world that apply to the Licensed Resources.

“Licensed Resources” means, collectively, the Orbian System and Orbian’s Policies and Procedures.

“Message” has the meaning set forth in Section 2.3 of this Annex.

“Policies and Procedures” means all tangible printed information (including any in electronic form) provided from time to time by or on behalf of Orbian (whether directly or indirectly through Citibank or otherwise) to Supplier in connection with the use of the Orbian

System.

“Software” means all software, programming or object code provided by or on behalf of Orbian to Supplier for utilizing a computer or like device to use the Orbian System.

“Sublicense” has the meaning set forth in Section 2.1 of this Annex.

Capitalized terms used herein without definition have the meanings ascribed to them in Article I of the Agreement.

ARTICLE II: SUBLICENSE OF THE ORBIAN SYSTEM

2.1 Sublicense Grant. (a) Subject to the terms and conditions set forth herein, Citibank hereby grants Supplier a limited, personal, non-exclusive, non-transferable sublicense and right, without the right to further sublicense, during the term of this Agreement to access and use the Licensed Resources, solely for the purposes contemplated by this Agreement (the “Sublicense”). Except as expressly set forth in this Agreement, Supplier shall have no other right (including any ownership right or intellectual property right), title or interest to or in the Licensed Resources or any portion thereof.

(b) Supplier acknowledges that all right, title and interest in and to the Orbian System, including without limitation, all Intellectual Property Rights, are vested, and shall remain vested, in Orbian and its licensors. Notwithstanding anything to the contrary contained herein and except as otherwise may be expressly agreed in writing, all right, title and interest in and to revisions, upgrades, updates, derivative works and other improvements to the Orbian System shall vest solely in Orbian. Except for the grant herein by Citibank to Supplier of the Sublicense, nothing in this Agreement shall act to operate as an assignment or other transfer of any of such rights to Supplier.

2.2 Usage. (a) Supplier shall access and use the Orbian System only in accordance with this Agreement and Orbian’s Policies and Procedures. Supplier shall remain informed as to any updates to Orbian’s Policies and Procedures that may be implemented from time to time. Approval of an update shall be deemed to be given if Supplier continues to utilize the Orbian System subsequent to the publication of any such update.

(b) Supplier shall promptly use any successors, updates, new releases or replacements of any portion of the Equipment or Software provided to it from time to time by Orbian, directly or indirectly through Citibank or otherwise, for use in accessing the Orbian System, and cease to use the previous version or release of such portion.

(c) Supplier shall have the right under the Sublicense to use the content of the website for the Orbian System on a computer screen, to print reasonable extracts from the website, and to save reasonable copies to Supplier’s hard drive, in each case solely for the purposes contemplated by this Agreement. All other copying, distribution or commercial use of any of the content of the website is strictly forbidden. Except for the limited right granted by this Section 2.2(c), no other right or license is granted in respect of the content of the website.

(d) Supplier does not have the right to, and shall not, without the written consent of Orbian or Citibank, alter or modify the whole or any part of the Licensed Resources.

2.3 Security. Supplier shall safeguard and keep confidential, and put into effect and maintain commercially reasonable security measures to safeguard and keep confidential, the Licensed Resources. In furtherance of the foregoing, Supplier agrees that:

(i) it will not knowingly interfere with, defeat, circumvent or tamper with any information or instruction that is, by the terms of this Agreement or Orbian’s Policies and Procedures, to be transmitted through the Orbian System (a “Message”), or with the restrictions on use of functionality or access to information on any portion of the Orbian System, or attempt to do so;

(ii) it will not knowingly introduce into any portion of the Orbian System any virus or other data or code that harms, or may adversely affect, the operation of the Orbian System; and

(iii) it will ensure that all Messages being communicated by Supplier through the Orbian System are sent in accordance with this Agreement and Orbian’s Policies and Procedures.

2.4 Messages. (a) Supplier shall use the Orbian System to send all Messages under this Agreement (including, without limitation, Discount Offers and any updates to the Supplier’s list of personnel authorized to use the Orbian System on Supplier’s behalf). Any Message sent by Supplier via the Orbian System is valid and binding on Supplier, and Citibank and Orbian are entitled to rely thereon, irrespective of any error or fraud contained therein or the identity of the individual who sent the Message, except to the extent that such error or fraud or use of the Orbian System by an unauthorized third party is a result of the failure by Citibank or Orbian, as the case may be, to use commercially reasonable security measures to prevent unauthorized access to the Orbian System. Supplier agrees that the act of sending a Message electronically in accordance with this Agreement is as legally binding as if Supplier had manually executed and delivered that Message in written form, and that Supplier will not contest the validity, legally binding nature or enforceability of that Message on the basis that the act of sending the Message electronically is invalid or not binding on Supplier.

A-1

ANNEX A to the

SUPPLIER AGREEMENT

SUBLICENSE OF THE ORBIAN SYSTEM

Terms and Conditions

(b) Supplier covenants and agrees to defend, indemnify and hold harmless Citibank, Orbian and their respective employees, officers, directors and agents acting within the scope of their authority (each, an “indemnified party”) from and against any and all Losses), including Losses relating to the enforcement of this indemnity, incurred as a result of reliance by Citibank or Orbian on any Message sent by Supplier using the Orbian System, except to the extent that such Losses are (i) caused by the fraud, negligence, or willful misconduct of Citibank or Orbian, or any of their respective employees, officers, directors and agents, as the case may be, or (ii) arise as a result of a failure by Orbian to perform as contemplated by Sections 4.1, 5.1 or 10 of the License Agreement.

2.5 System Availability. Supplier acknowledges and agrees that: (i) neither Citibank nor Orbian represents or warrants that the Orbian System will be error-free; (ii) there will be downtime from time to time when the Orbian System cannot be accessed; and (iii) Supplier is responsible for providing and maintaining, and neither Citibank nor Orbian has any liability or responsibility in respect of, equipment not supplied by or on behalf of Orbian, or utility services that Supplier utilizes as a result of its participation in the Orbian System and maintaining a link to the Orbian System.

2.6 Confidentiality. (a) Each Party agrees to maintain the confidentiality of any Confidential Information (as defined below) of the other Party to which it has access under the Orbian System or otherwise under this Agreement, and to use such Confidential Information only for the purposes of exercising its rights and performing its obligations under this Agreement, and not for its own personal gain or benefit. “Confidential Information” shall mean information of a Party that the other Party knows or reasonably should know to be confidential to such first Party; provided, however, that the term does not include any information that the receiving Party can demonstrate, by clear and convincing evidence: (i) to be part of the public domain without any breach of this Agreement by the receiving Party; (ii) to be or to become generally known to the general public or organizations engaged in the same or similar businesses as the receiving Party on a non- confidential basis, through no wrongful act of such Party; (iii) to be known by the receiving Party prior to disclosure to it hereunder without any obligation to keep it confidential; (iv) to be disclosed to it by a third party which, to the best of the receiving Party’s knowledge, is not required to maintain the information as proprietary or confidential; (v) to be independently developed by the receiving Party without reference to Confidential Information of the other Party; or (vi) to be the subject of a written agreement whereby the other Party consents to the disclosure of such Confidential Information on a non-confidential basis.

(b) Notwithstanding the foregoing, either Party may disclose Confidential Information obtained from the other Party to any authority of competent jurisdiction if disclosure is required pursuant to a court order or instruction of any regulatory or supervisory authority having jurisdiction over it, provided that the disclosing Party shall have given the other Party prompt notice thereof (unless it has a legal obligation to the contrary) so that the other Party may seek a protective order or other appropriate remedy to prevent disclosure.

2.7 Representations, Warranties and Covenants of Supplier. Supplier hereby represents, warrants and covenants to and with Citibank as follows:

(a) Supplier’s use of the Orbian System is solely to settle genuine and lawful commercial trade transactions, arising in the ordinary course of business, for the sale and purchase of goods and/or services between Buyer and Suppliers. Supplier shall not use the Orbian System for investment or arbitrage functions or purposes, or for any money laundering purpose, or in contravention of any law or regulation, and Messages issued at Supplier’s request shall not be, and are not intended to be, used in furtherance of any of the foregoing.

(b) Supplier shall comply with all relevant laws and regulations applicable to this Agreement and transactions conducted using the Orbian System including, without limitation, all applicable export control laws.

(c) Information provided by Supplier to Citibank from time to time in connection with this Agreement is and shall be true and accurate in all material respects, and Citibank is hereby authorized from time to time to verify information about Supplier.

(d) Supplier shall defend, indemnify and hold harmless Citibank, Orbian and their respective affiliates, employees, directors, officers, and agents acting within the scope of their authority (each an “indemnified party”), from and against all Losses, including Losses relating to the enforcement of this indemnity, arising out of or in any way relating to any breach of Supplier’s obligations under this Agreement, or any suit, demand, claim or other dispute with respect to a transaction by Supplier using the Orbian System, except to the extent that any portion of such Losses is caused by the negligence, fraud or willful misconduct of such indemnified party, as the case may be.

2.8 Mutual Representations, Warranties and Covenants of the Parties. (a) Each of Supplier and Citibank represents, warrants, and covenants as follows: (i) it is validly existing and in good standing and has the power to enter into and perform, and has all necessary authorizations for the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement; (ii) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (iii) its execution, delivery and performance of this Agreement does not contravene any contract binding on or affecting it or any of its properties, does not violate any applicable law or regulation, and does not require any notice, filing or other action to or by any governmental authority.

(b) Except as expressly provided in this Agreement or the License Agreement, no representation, warranty, term or condition, express or implied, statutory or otherwise, is given or assumed by Citibank or Orbian in respect of (i) the Licensed Resources, (ii) Supplier’s underlying commercial transactions, or (iii) the goods or services to which such underlying transactions relate (regardless of any assistance that Citibank or Orbian may, in its sole discretion, provide to Supplier.) All such representations, warranties, terms and conditions are excluded, except to the extent that this exclusion is prohibited by law. Without limiting the foregoing, Supplier understands that neither Citibank nor Orbian is giving any representation or warranty as to condition, performance, fitness for purpose, suitability, merchantability, quality or otherwise, or of non-infringement, except as expressly provided herein or in the License Agreement.

2.9 Third Party Beneficiary Covenants. Supplier and Citibank understand and agree as follows:

(a) Pursuant to the License Agreement, Supplier is an intended third-party beneficiary of the performance and non-infringement representations, warranties, covenants and indemnities provided by Orbian relating to the Licensed Resources, subject in all respects to the terms, conditions, limitations on liability and other limitations set forth therein.

A-2

ANNEX A to the

SUPPLIER AGREEMENT

SUBLICENSE OF THE ORBIAN SYSTEM

Terms and Conditions

(b) Orbian shall be an intended third-party beneficiary of Supplier’s obligations, representations, warranties, covenants and indemnities set forth in this Annex A, subject in all respects to the terms, conditions, limitations on liability and other limitations set forth in this Agreement (including the Supplier Agreement, of which this Annex A is part.)

2.10 Fees. Supplier agrees to pay to Citibank certain fees, commissions and other amounts, as further described in Article IV and Schedule I to the Agreement.

A-3